Exhibit 99.2
Consent of Monocacy Financial Advisors, LLC
     We hereby consent to the inclusion of our opinion letter to the Board of Directors of Maryland Bankcorp, Inc. as an Appendix to the joint proxy statement/prospectus that is a part of Amendment No. 1 to the Registration Statement on Form S-4 of Old Line Bancshares, Inc., relating to the proposed merger of Maryland Bankcorp, Inc. with and into Old Line Bancshares, Inc., as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such joint proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such joint proxy statement/prospectus within the meaning of the term “experts” as used in the Act or the Regulations.
/s/ Monocacy Financial Advisors, LLC
Monocacy Financial Advisors, LLC
Midlothian, Virginia
December 2, 2010